SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 23, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 23, 2009, the Registrant accepted the resignation of Paul D’Sylva, Ph.D. as the Registrant’s Chief Executive Officer. Dr. D’Sylva’s resignation was based on personal factors and did not result from a disagreement with the Registrant, as such term is defined in 17 CFR 240.3b-7, relating to the Registrant’s operations, policies or practices. Dr. D’Sylva will continue to serve the Registrant as a member of its Board of Directors. The Registrant has appointed Dr. Bill Guo, Chairman of the Board, to serve as the acting Chief Executive Officer until such time as a permanent appointment is made. In regard to Dr. D’Sylva’s resignation, Dr. Guo stated “Dr. D’Sylva’s vision and hard work have moved CBI towards achieving prominence as a true global force in the life sciences. For that, we are most appreciative and are very pleased that he has agreed to continue to support the company as a member of the Board of Directors.”

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Letter of resignation of Paul D’Sylva, Ph.D., dated January 23, 2009.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D. Richard J. Freer, Ph.D. Chief Operating Officer

Dated: January 28, 2009

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Letter of resignation of Paul D’Sylva, Ph.D., dated January 23, 2009.